As filed with the Securities and Exchange Commission on December 19, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AFYA LIMITED

(Exact Name of Registrant as Specified in Its Charter)

The Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification No.)

Alameda Oscar Niemeyer, No. 119, Sala 504, Zip Code 34.006-056

Vila da Serra, Nova Lima, Minas Gerais, Brazil

+55 (31) 3515 7550

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Restricted Stock Plan of Afya Limited
(Full Title of the Plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (212) 947-7200

(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The information required by Item 1 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (this “Registration Statement”) in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).

Item 2. Registrant Information and Employee Plan Annual Information

The information required by Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed with the Securities and Exchange Commission (“Commission”) are incorporated herein by reference:

(a)   The Annual Report on Form 20-F for Afya Limited (the “Registrant”) for the year ended December 31, 2021, filed with the Commission on April 29, 2022 (Registration No. 001-38992) (the “2021 Form 20-F”).

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2021.

(C)  The description of the Registrant’s Class A common shares contained in the Registrant’s 2021 Form 20-F.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (with respect to any Form 6-K, only to the extent designated therein), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof), shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Indemnification of Directors and Executive Officers and Limitation of Liability

The Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant's Articles of Association provide that the Registrant shall indemnify and hold harmless the Registrant's directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of the Registrant's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil, criminal or other proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant's directors, officers or persons controlling the Registrant under the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification agreements

The Registrant has executed indemnification agreements with its directors and executive officers. The indemnification agreements and the Registrant's Articles of Association require it to indemnify its directors and executive officers to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number
4.1*	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 of Amended No. 1 to Registration Statement on Form F-1 (File No. 333-232309) filed with the Commission on July 9, 2019)
4.2*	Amended and Restated Memorandum and Articles of Association of the Registrant adopted on July 23, 2021, effective as of August 5, 2021 (incorporated by reference to Exhibit 1.2 of Registrant’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on April 29, 2022 (Registration No. 001-38992)
4.3	Amended and Restated Memorandum and Articles of Association of the Registrant approved on April 29, 2022, effective as of May 4, 2022
5.1	Opinion of Maples and Calder (Cayman) LLP
23.1	Consent of Ernst & Young Auditores Independentes S.S., an independent registered public accounting firm
23.2	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages of this Registration Statement)
99.1	Restricted Stock Plan of Afya Limited
107	Calculation of filing fee table

*Incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nova Lima, Brazil, on December 19, 2022.

AFYA LIMITED

By:	/s/ Virgilio Deloy Capobianco Gibbon
Name:	Virgilio Deloy Capobianco Gibbon
Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

The undersigned directors and officers of Afya Limited hereby constitute and appoint Virgilio Deloy Capobianco Gibbon and Luis André Blanco, and each of them, individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, each with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Virgilio Deloy Capobianco Gibbon	Chief Executive Officer (Principal Executive Officer)	December 19, 2022
Virgilio Deloy Capobianco Gibbon
/s/ Luis André Blanco	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 19, 2022
Luis André Blanco

/s/ Nicolau Carvalho Esteves	Co-Chairman of the Board	December 19, 2022
Nicolau Carvalho Esteves

/s/ Kay Krafft	Co-Chairman of the Board	December 19, 2022
Kay Krafft

/s/ Shobhna Mohn	Director	December 19, 2022
Shobhna Mohn

/s/ Benedikt Dalkmann	Director	December 19, 2022
Benedikt Dalkmann

/s/ Tina Krebs	Director	December 19, 2022
Tina Krebs

/s/ Renato Tavares Esteves	Director	December 19, 2022
Renato Tavares Esteves

/s/ Maria Tereza Azevedo	Director	December 19, 2022
Maria Tereza Azevedo

/s/ Joao Paulo Seibel de Faria	Independent Director	December 19, 2022
Joao Paulo Seibel de Faria

/s/ Vanessa Claro Lopes	Independent Director	December 19, 2022
Vanessa Claro Lopes

/s/ Miguel Filisbino Pereira de Paula	Independent Director	December 19, 2022
Miguel Filisbino Pereira de Paula

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement on the 19th day of December, 2022.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.